EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in Registration Statement Nos. 333-66934, 333-68334, 333-89145, 333-30578, 333-14037, 33-48119, 33-72194 and
33-82894 on Form S-8 of BE Aerospace, Inc. of our report dated March 4, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of a new accounting principle), appearing in this Annual Report on Form 10-K of BE Aerospace, Inc. for the 10-month period from February 24, 2002 to December 31, 2002.



/s/ DELOITTE & TOUCHE LLP



Costa Mesa, California
March 26, 2003